UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
Preliminary Information Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
X	Definitive Information Statement
eNotes Systems, Inc. 17383 Sunset Blvd. Suite B-280 Pacific Palisades , CA 90272 Office (310) 566-4762 Fax (310) 230-6861
(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

X	No fee required
Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies: Common Shares.
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction: $0
	(5)	Total fee paid: $0
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ENOTES SYSTEMS, INC.

INFORMATION STATEMENT
SHAREHOLDER MAJORITY ACTION AS OF NOVEMBER 2, 2006

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTICE IS HEREBY GIVEN TO ALL STOCKHOLDERS THAT A MAJORITY ACTION OF STOCKHOLDERS (THE "ACTION") OF ENOTES SYSTEMS, INC. ("ENOTES" OR THE "COMPANY") WAS TAKEN ON NOVEMBER 2, 2006 BY THE MAJORITY OF STOCKHOLDERS IN ACCORDANCE WITH THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE. THESE PERSONS COLLECTIVELY OWN IN EXCESS OF THE REQUIRED MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF ENOTES NECESSARY FOR THE ADOPTION OF THE ACTION.

THE ACTION TAKEN BY THE STOCKHOLDERS WAS TO: APPROVE THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATION’S NAME TO VERIDIGM, INC.

STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON NOVEMBER 2, 2006 SHALL BE ENTITLED TO RECEIPT OF THIS INFORMATION STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ JEFF FLAMMANG

________________________________
JEFF FLAMMANG, PRESIDENT &
CHIEF EXECUTIVE OFFICER

Approximate date of mailing: November 28, 2006

ENOTES SYSTEMS, INC.
17383 Sunset Boulevard, Suite B-280

Pacific Palisades, CA 90272

INFORMATION STATEMENT FOR STOCKHOLDERS

The Board of Directors of eNotes Systems, Inc., a Delaware corporation ("eNotes" or the "Company") is furnishing this INFORMATION STATEMENT to shareholders in connection with a majority action of shareholders (the "Action") of eNotes taken on November 2, 2006, in accordance with the Delaware General Corporation Law. These stockholders collectively own in excess of the required majority of the outstanding voting securities of eNotes necessary for the adoption of the action. The following matter was approved:

THE ACTION TAKEN BY THE STOCKHOLDERS WAS TO: APPROVE THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATION’S NAME TO VERIDIGM, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.

This Information Statement is first being mailed on or about November 28, 2006. This Information Statement constitutes notice to eNotes's stockholders of corporate action by stockholders without a meeting as required by the Delaware General Corporation Law.

The date of this Information Statement is November 08, 2006.

QUESTIONS AND ANSWERS

Q:      What am I being asked to approve?

A:      You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Stockholders holding a majority of the outstanding voting common stock of eNotes (the "Majority Stockholders") have already agreed to approve:

THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATION’S NAME TO VERIDIGM, INC.

Q:     Why have the Board of Directors and the Majority Stockholders agreed to approve this action?

A:      eNotes had an initial corporate focus primarily in the collection, management and facilitated sharing of medical records and information.  As the Company has grown, we have expanded our service offering to facilitate e-health solutions by providing easy access to real-time multi-specialty collaboration, consultation, telediagnostic image transfer and analysis, electronic medical records, education, patient visits, and home health monitoring.  This expanded business focus and enhanced offering is better described in a corporate name that reflects the Company’s more comprehensive telemedicine solutions.  The board of directors feels that the name Veridigm will give potential customers a better sense of the expansive technological offering that the company is developing, rather than focusing more narrowly on medical records, as the name eNotes might imply.  The board of directors believes that changing the name of the Company to Veridigm, Inc. will provide for stronger and clearer brand positioning in the marketplace.

GENERAL INFORMATION

Outstanding Shares and Voting Rights

On November 2, 2006 (the "Record Date"), eNotes had 68,705,989 outstanding shares of common stock with a par value of $0.0001 per share. These are the securities that would have been entitled to vote if a meeting was required to be held. Each share of common stock is entitled to one vote. The outstanding shares of common stock at the close of business on the Record Date for determining stockholders who would have been entitled to notice of and to vote on the amendments to eNotes' Certificate of Incorporation, were held by approximately 400 stockholders of record. In connection with the various matters outlined in this Information Statement, eNotes’ Board of Directors and the Majority Stockholders, by written consent in lieu of a shareholders meeting, have agreed to:

APPROVE THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATION’S NAME TO VERIDIGM, INC.

The principal effect of this action will be to have the Company conduct its business under a different name.

Approval of this action requires the affirmative consent of at least a majority of the outstanding shares of common stock of eNotes. Majority Stockholders holding a total of 37,600,000 shares of common stock (57.73%), have already agreed to this action.

Approval of the Name Change

The proposed change of eNotes’ name to "Veridigm, Inc." is intended to convey more clearly a sense of eNotes’ business.  eNotes had an initial corporate focus primarily in the collection, management and facilitated sharing of medical records and information.  As the Company has grown, we have expanded our service offering to facilitate e-health solutions by providing easy access to real-time multi-specialty collaboration, consultation, telediagnostic image transfer and analysis, electronic medical records, education, patient visits, and home health monitoring.  This expanded business focus and enhanced offering is better described in a corporate name that reflects the Company’s more comprehensive telemedicine solutions.    The name eNotes Systems, Inc. tends to focus the Company’s brand on electronic medical records, which are only a part of the telemedicine service offering eNotes wishes to have associated with its brand.  Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of common stock of eNotes. Majority Stockholders holding a total of 37,600,000 shares of common stock (54.73%) have already agreed to this action.

Record Date

The close of business on November 2, 2006 has been fixed as the record date for the determination of shareholders entitled to receive this Information Statement.

Expenses of Information Statement

The expenses of mailing this Information Statement will be borne by eNotes, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the common stock, held of record by such persons, and that eNotes will reimburse them for their reasonable expenses incurred in connection therewith.

Interest of Certain Persons in Matters to Be Acted on

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in any action covered by the related resolutions adopted by the Board of Directors and the Majority Stockholders, which is not shared by all other stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of November 2, 2006 by each shareholder known to eNotes to be the beneficial owner of more than 5% of the Company’s common stock, and by the officers and directors of eNotes individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock. Common stock beneficially owned and percentage ownership are based on 68,705,989 shares of common stock outstanding as of November 27, 2006. The address of each person listed is c/o eNotes Systems Inc., 17383 Sunset Boulevard, Suite B-280, Pacific Palisades, California 90272.

Name of beneficial owner	Amount and nature of beneficial ownership	Percent of class

Executive Officers and Directors:

Jeff Eng	20,000,000	29.11%
Jeff Flammang	2,000,000	2.91%
Christopher Cella	1,020,000	1.48%

Total of All Directors and Executive Officers:	23,020,000	33.50%

AMENDMENT TO CERTIFICATE OF INCORPORATION

Name Change

The proposed amendment to eNotes’ Certificate of Incorporation will cause eNotes to change its name to "Veridigm, Inc." On filing of the Amendment to the Certificate of Amendment with the Delaware Secretary of State, the name change will be effective.

General

The foregoing amendments will become effective on the opening of business on the twenty first day following the mailing of the Definitive Stockholders Information Statement to eNotes stockholders. Any executive officer, as required by the Delaware Law, is entitled to execute and file the Certificate of Amendment with the Secretary of the State of the State of Delaware and such other agencies or entities as may be deemed required or necessary.

Following the name change, the share certificates you now hold will continue to be valid. In the future, new share certificates will be issued bearing the new name, but this in no way will effect the validity of your current share certificates. Certificates bearing our new name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent: Manhattan Transfer Registrar Co., 57 Eastwood Road, Miller Place, New York 11764, (631) 928-7655.

INDEPENDENT ACCOUNTANTS

eNotes’ current auditor is the firm of Michael F. Albanese, CPA. There have never been changes in, or disagreements with, accountants on accounting and/or financial disclosure.

WHERE YOU CAN FIND MORE INFORMATION

eNotes files annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that eNotes files with SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows eNotes to "incorporate by reference" the information it files with them, which means that eNotes can disclose important information to you without re-printing the information in this Information Statement by referring you to prior and future filings with the SEC. The information eNotes incorporates by reference is an important part of this Information Statement. Subsequent information that eNotes files with SEC will automatically update and supersede this information.

eNotes incorporates by reference the following documents filed by eNotes pursuant to the Securities Exchange Act of 1934: (i) eNotes Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005; and (ii) any future filings eNotes makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act pertaining to this information statement. You may request a copy of these filings (other than an exhibit to any of these filings unless eNotes has specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning eNotes at the following address:

eNotes Systems, Inc.

17383 Sunset Boulevard, Suite B-280

Pacific Palisades, CA 90272

Office (310) 566-4762

Fax (310) 230-6861

You should rely only on the information eNotes has provided or incorporated by reference in this Information Statement or any supplement. eNotes has not authorized any person to provide information other than that provided here. eNotes has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement or any supplement is accurate as of any date other than the date on the front of the document.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Jeff Flammang

Jeff Flammang

President and Chief Executive Officer